UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 8, 2011

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway, Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

(408) 200-3040

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 8, 2011, the Board of Directors of EMRISE Corporation (the “Company”) approved a plan to voluntarily delist the Company’s common stock from the NYSE Arca and to quote its common stock on the OTC Bulletin Board (the “OTCBB”).  The Company received notice that it was no longer in compliance with the minimum $1.00 per share price required for continued listing under NYSE Arca Equities Rule 5.5(h)(4).  The Company believes that (a) the uncertainty caused by the possibility of an involuntary delisting has negatively impacted the trading liquidity and price of its common stock; and (b) it is no longer benefiting from its listing on the NYSE Arca particularly since nearly all the trading in EMRISE shares is currently done on trading venues other than NYSE Arca, and due to other factors such as the migration to exchange traded funds (ETFs) and lack of market makers on the NYSE Arca, among other reasons.  Following such Board approval, pursuant to NYSE Arca Equities Rule 5.4(b), the Company notified the NYSE Arca of its intent to voluntarily delist its common stock from the NYSE Arca and to file a Form 25 ten days after such notice to effect the delisting.  It is expected that the delisting will become effective after the close of trading on February 22, 2011 and that trading on the OTCBB will begin when the market reopens on February 23, 2011.

Item 8.01               Other Events.

On February 9, 2011, the Company issued a press release regarding its intent to voluntarily delist its common stock from the NYSE Arca and to quote its common stock on the OTCBB.

A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company regarding its intent to voluntarily delist from the NYSE Arca and transfer to the OTCBB, dated February 9, 2011.*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2010		EMRISE CORPORATION

	By:	/s/ Brandi L. Festa
Brandi L. Festa
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company regarding its intent to voluntarily delist from the NYSE Arca and transfer to the OTCBB, dated February 9, 2011.*

* Filed herewith.